Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 14, 2015, in the Registration Statement (Form S-1) and related Prospectus of vTv Therapeutics Inc. for the registration of shares of its Class A common stock.

/s/ Ernst & Young LLP

Raleigh, North Carolina
June 15, 2015